UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 22, 2006
NexMed, Inc.
(Exact name of registrant as specified in its charter)
Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On June 22, 2006, the Company received written notice of the termination by Schering AG (“Schering”) of its license, supply and distribution agreement for Alprox-TD®, NexMed, Inc.’s topical treatment for erectile dysfunction, currently in clinical development. The agreement, signed in July 2004, provided Schering with exclusive commercialization rights to Alprox-TD® in Europe, Russia, the Middle East, South Africa, Australia and New Zealand. Pursuant to the terms of the Agreement, NexMed was entitled to receive milestone payments as well as a share of the revenue through transfer price payments based on the supply of Alprox-TD®. NexMed did not receive any of such payments under the agreement. However, pursuant to the terms of the agreement, Schering is obligated to pay NexMed a termination fee in the amount of EUR 500,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By: /s/ Vivian H. Liu
Name: Vivian H. Liu
Title: Executive Vice President

Date: June 28, 2006